Exhibit 10.1

SECOND AMENDMENT
TO
HAWAIIAN HOLDINGS, INC.
2005 STOCK INCENTIVE PLAN

As adopted by the board of directors of Hawaiian Holdings, Inc. on November 12, 2008

THIS SECOND AMENDMENT TO HAWAIIAN HOLDINGS, INC. 2005 STOCK INCENTIVE PLAN (the “Amendment”) is made by Hawaiian Holdings, Inc. to be effective on November 12, 2008.

Section 1.                    Amendments.

(a)                    Amendment to Section 2.    The term “Discretionary Director Awards” is hereby inserted, in alphabetical order, in Section 2 to read in its entirety as follows:

“Discretionary Director Awards” shall have the meaning specified in the Section 6 hereof.”

(b)                   Amendment to Section 3.    The first paragraph of Section 3 is hereby deleted in its entirety and restated to read as follows:

“The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”); provided that Discretionary Director Awards shall be granted and administered by the Corporate Governance and Nominating Committee of the Board of Directors of the Company (the “Nominating Committee”; the term “Committee” as used in this Plan with respect to the administration of Discretionary Director Awards shall be deemed to mean the “Nominating Committee”). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company.”

(c)                    Amendment to Section 6(c).    Section 6(c) is hereby deleted in its entirety and restated to read as follows:

“Discretionary Director Awards. The Nominating Committee is authorized to grant, in its discretion, annual Awards to each Non-Employee Director (such Awards, the “Discretionary Director Awards”). The amount, timing and terms of such Discretionary Director Awards shall be determined in the sole discretion of the Nominating Committee.”

(d)                   Amendment to Section 7(d).    Section 7(d) is hereby amended to delete the parenthetical “(other than a Director Option granted to a Non-Employee Director who is not an employee of the Company)” appearing in Section 7(d).

Section 2.                    Reaffirmation of the Plan.    The Plan and all of it provisions are hereby reaffirmed as being in full force and effect, except as expressly amended by this Amendment.